Exhibit 3.1

BY-LAWS

OF

THE WILLIAMS COMPANIES, INC.

(hereinafter called the “Company”)

Last amended January 18, 2017

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the Stockholders for the election of Directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of the Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meetings shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meetings. Notice of the Annual Meeting stating the place, if any, date, and hour of the meeting, and the means of remote communications, if any, by which Stockholders may be deemed to be present in person or represented by proxy and vote at such meeting shall be given to each Stockholder entitled to vote at such meeting not less than 10 nor more than 60 calendar days before the date of the meeting. The Board of Directors may postpone, reschedule, or cancel any Annual Meeting of the Stockholders previously scheduled by the Board of Directors.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Company’s Amended and Restated Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock, as any of the same may be amended and restated from time to time (collectively, the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either the Chairman of the Board or the Chief Executive Officer, and shall be called by either such individual or the Secretary pursuant to a resolution approved by a majority of the total number of Directors then authorized. Such resolution shall state the purpose or purposes of the proposed meeting. Notice of a Special Meeting stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which Stockholders may be deemed to be present in person or represented by proxy and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 calendar days before the date of the meeting to each Stockholder entitled to vote at such meeting. The Board of Directors may postpone, reschedule, or cancel any Special Meeting of the Stockholders previously scheduled pursuant to this Section 3. Only such business shall be conducted at a Special Meeting as shall have been brought before the meeting by or at the direction of the Board of Directors.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business. If, however, such quorum shall not be present or represented by proxy at any meeting of the Stockholders, then the chairman of the meeting, or the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn or recess the meeting from time to time in accordance with Section 5 of this Article II, without notice other than announcement at the meeting, until a quorum shall be present or represented. Subject to applicable law, if a quorum initially is present at any meeting of Stockholders, the Stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 5. Adjourned or Recessed Meeting. Any Annual or Special Meeting of Stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 7 of this Article II. Any such meeting may be adjourned for any reason (and may be recessed if a quorum is not present or represented) from time to time by the Stockholders entitled to vote thereat, present in person or represented by proxy at the meeting and entitled to vote thereat. At any such adjourned or recessed meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date, and time thereof, and the means of remote communications, if any, by which Stockholders may be deemed to be present in person or represented by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting.

Section 6. Voting. At each meeting of Stockholders held for any purpose, each Stockholder of record of Common Stock entitled to vote thereat shall be entitled to one vote for every share of such stock standing in such Stockholder’s name on the books of the Company on the date determined in accordance with Section 5 of Article V of these By-laws, and each Stockholder of record of Preferred Stock entitled to vote thereat shall be entitled to the vote as set forth in the Certificate of Incorporation for each share of Preferred Stock standing in such Stockholder’s name on the books of the Company on the date determined in accordance with Section 5 of Article V of these By-laws. On any matter on which the holders of the Preferred Stock or any series thereof shall be entitled to vote separately as a class or series, they shall be entitled to one vote for each share held.

Each Stockholder entitled to vote at any meeting of Stockholders may authorize not in excess of three persons to act for such Stockholder by a proxy signed by such Stockholder or such Stockholder’s attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of the Stockholders, all corporate actions to be taken by vote of the Stockholders shall be authorized by a majority of the votes cast by the Stockholders entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the Stockholders of such class, present in person or represented by proxy, shall be the act of such class.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of Directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the Stockholder voting, or by such Stockholder’s proxy, and shall state the number of shares voted.

Section 7. Organization.

(a) Meetings of Stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by another person designated by the Board of Directors or the Chairman of the Board. The Secretary of the Company, an Assistant Secretary, or a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the Stockholders shall vote at a meeting of Stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of Stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate, or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of Stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include without limitation, establishing (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to Stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Company advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of Stockholders pursuant to Section 5 of this Article II. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 10 of this Article II, Section 1 of Article III or Section 3 of Article III, as applicable, that a nomination or other business was not made or proposed, as the case may be, in accordance with these By-laws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

(c) Before any meeting of Stockholders, the Company may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Company. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be Stockholders. No Director or nominee for the office of Director at an election shall be appointed as an inspector at such election. Such inspectors shall (i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots, if any; (ii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (iii) count and tabulate all votes and ballots, if any; and (iv) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots, if any.

Section 8. List of Stockholders Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least 10 calendar days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting. Such list shall be arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder, provided that nothing in this Section 8 shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Stockholder or person representing a Stockholder by proxy, for any purpose germane to the meeting for a period of at least 10 calendar days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Stockholders. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any Stockholder of the Company who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9. Stock Ledger. Except as otherwise required by law, the stock ledger of the Company shall be the only evidence as to who are the Stockholders entitled (a) to examine the stock ledger, or the list required by Section 8 of this Article II, or the books of the Company; or (b) to vote in person or by proxy at any meeting of Stockholders.

Section 10. Nature of Business at Meetings of Stockholders.

(a) No business (not including Director nominations, which are addressed in Section 1(b) of Article III) may be transacted at an Annual Meeting of Stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) otherwise properly brought before the Annual Meeting by any Stockholder of the Company who is a Stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of Stockholders entitled to vote at such Annual Meeting and who complies with the notice procedures set forth in this Section 10. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a Stockholder to propose business (other than Director nominations, or proposals included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at a meeting of Stockholders.

(b) In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Stockholder pursuant to this Section 10, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Company and such business must be a proper subject for Stockholder action. To be timely under this Section 10, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 calendar days before or after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th calendar day following the day on which such public announcement of the date of the Annual Meeting was made. In no event shall an adjournment or recess of an Annual Meeting, or the postponement of an Annual Meeting for which notice of the meeting has already been given to Stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. “Close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

(c) To be in proper written form under this Section 10, a Stockholder’s notice to the Secretary must set forth (i) as to each matter such Stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment), the reasons for conducting such business at the Annual Meeting, and any substantial interest in such business of such Stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; (ii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and record address of such Stockholder (as they appear on the Company’s books), and the name and address of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company which are owned of record by such Stockholder and such beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five business days after the record date for the Annual Meeting of the class or series and number of shares of capital stock of the Company owned of record by the Stockholder and such beneficial owner as of the record date for the Annual Meeting, and (C) a representation that such Stockholder (or a qualified representative of the Stockholder) intends to appear at the Annual Meeting to bring such business before the meeting; (iii) as to the Stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the proposal is made, as to such beneficial owner, and if such Stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”) (A) the class or series and number of shares of capital stock of the Company that are beneficially owned by such Stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five business days after the record date for the Annual Meeting of the class or series and number of shares of capital stock of the Company beneficially owned by such Stockholder or beneficial owner and by any control person as of the record date for the Annual Meeting, (B) a description of any agreement, arrangement, or understanding in connection with the proposal of such business between or among such Stockholder, beneficial owner, or control person and any other person or persons (including their names), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Stockholder or beneficial owner) and a representation that the Stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder, beneficial owner, or control person, the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or maintain, increase, or decrease the voting power of the Stockholder, beneficial owner, or control person with respect to shares of stock of the Company, and a representation that the Stockholder will notify the Company in writing within five business days after the record date for the Annual Meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting, and (D) a representation as to whether the Stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the business, and/or otherwise to solicit proxies from Stockholders in support of such business, and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in the solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act). The foregoing notice requirements shall apply to all proposals made by Stockholders other than those proposals made in compliance with Rule 14a-8 under the Exchange Act that have been included in a proxy statement prepared by the Company to solicit proxies for such Annual Meeting. A Stockholder seeking to include a proposal in the Company’s proxy statement pursuant to Rule 14a-8 must comply with Rule 14a-8 and any other applicable Exchange Act requirements. For purposes of clause (c)(iii)(A) of this Section 10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or if the person has or shares pursuant to any agreement, arrangement, or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (ii) the right to vote such shares, alone or in concert with others; and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(d) Except as otherwise provided by law or these By-laws, and notwithstanding any other provision of these By-laws, each of the Chairman of the Board, the Board of Directors or the chairman of the meeting shall have the power to determine whether any business proposed to be brought before the meeting under this Section 10 was proposed in accordance with the procedures set forth in this Section 10 (including whether a Stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such Stockholder’s representation as required by clause (c)(iii)(D) of this Section 10). If any business proposed under this Section 10 is not in compliance with the foregoing procedures, then except as otherwise required by law, the chairman of the meeting shall have the power to declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the Stockholder does not provide the information required under clauses (c)(ii)(B) and (c)(iii)(A)-(C) of this Section 10 to the Company within five business days following the record date for the Annual Meeting or if the Stockholder does not appear in person or through a qualified representative at the Annual Meeting to present proposed business, the chairman of the meeting shall declare to the meeting that the business has not been properly brought before the meeting and such business shall not be transacted, notwithstanding that Stockholders may have already submitted proxies to the Company in respect of such business. To be considered a qualified representative of a Stockholder, a person must be a duly authorized officer, manager, or partner of such Stockholder or authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the presenting of such business at such meeting by such Stockholder stating that such person is authorized to act for such Stockholder as proxy at the Annual Meeting of Stockholders.

(e) No business (including Director nominations) shall be conducted at any Annual or Special Meeting of Stockholders except business properly brought before the meeting in accordance with the procedures set forth in this Section 10 or, in the case of nominations for the election of Directors, in accordance with the procedures set forth in Section 1 or Section 3 of Article III, as applicable; provided, however, that, once business has been properly brought before an Annual or Special Meeting of Stockholders in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any Stockholder of any such business.

Section 11. Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of Stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Stockholders not physically present or represented by proxy at a meeting of Stockholders may, by means of remote communication (a) participate in a meeting of Stockholders; and (b) be deemed present in person and vote at a meeting of Stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Stockholder or a person representing a Stockholder by proxy; (ii) the Company shall implement reasonable measures to provide such Stockholders and persons representing Stockholders by proxy a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any Stockholder or person representing a Stockholder by proxy votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

ARTICLE III

DIRECTORS

Section 1. Number, Nomination, and Election of Directors.

(a) The number of Directors constituting the Board of Directors shall be no more than 17 nor less than five, the precise number within such limitations to be fixed by resolution of the Board of Directors from time to time. Except as provided in Section 2 of this Article III, a nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of Stockholders for which (i) the Secretary of the Company receives a notice that a Stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for Stockholder nominees for Director set forth in this Section 1, and (ii) such nomination has not been withdrawn by such Stockholder on or before the seventh calendar day prior to the date the Company first distributes its notice of meeting for such meeting to the Stockholders. If Directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote against a nominee. Directors shall hold office until their respective successors are elected by the Stockholders and have qualified.

Notwithstanding the foregoing, whenever the holders of any Preferred Stock, as may at any time be provided in the Certificate of Incorporation, shall have the right, voting as a class or as classes, to elect Directors at any Annual or Special Meeting of Stockholders, the then authorized number of Directors of the Company may be increased by such number as may therein be provided, and at such meeting the holders of such Preferred Stock shall be entitled to elect the additional Directors as therein provided. Any Directors so elected, unless so reelected at the Annual Meeting of Stockholders or Special Meeting held in place thereof, next succeeding the time when the holders of any such Preferred Stock became entitled to elect Directors as above provided, shall not hold office beyond such Annual or Special Meeting. Any such provision for election of Directors by holders of the Preferred Stock shall apply notwithstanding the maximum number of Directors set forth in the provisions hereinabove.

(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Company to nominate and elect a specified number of Directors in certain circumstances.

To be eligible to be a nominee for election or re-election as a Director of the Company, a person must deliver to the Secretary of the Company at the principal executive offices of the Company the following information (i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person (A) consents to serving as a Director if elected and (if applicable) to being named in the Company’s proxy statement and form of proxy as a nominee, and currently intends to serve as a Director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (1) as to how the person, if elected as a Director, will act or vote on any issue or question that has not been disclosed to the Company; or (2) that could limit or interfere with the person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director or nominee that has not been disclosed to the Company; and (D) if elected as a Director, will comply with all of the Company’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Company policies and guidelines applicable to Directors (which will be provided to such person promptly following a request therefor); and (ii) all completed and signed questionnaires required of the Company’s Directors (which will be provided to such person promptly following a request therefor). A nominee for election or re-election as a Director shall also provide to the Company such other information as the Company may reasonably request. The Company may request such additional information as necessary to permit the Company to determine the eligibility of such person to serve as a Director of the Company, including information relevant to a determination whether such person can be considered an independent Director.

Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) by any Stockholder of the Company who is a Stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of Stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1; or (iii) with respect to an Annual Meeting of Stockholders, by any Eligible Stockholder (as defined in Section 3 of this Article III) who meets the requirements of and complies with the procedures set forth in Section 3 of this Article III and whose Stockholder Nominee (as defined in Section 3 of this Article III) is included in the Company’s proxy materials for the relevant Annual Meeting. For the avoidance of doubt, the foregoing clauses (ii) and (iii) shall be the exclusive means for a Stockholder to make Director nominations at a meeting of Stockholders.

(c) In addition to any other applicable requirements, for a nomination to be made by a Stockholder pursuant to this Section 1, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely under this Section 1, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an Annual Meeting, no later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 calendar days before or after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th calendar day following the day on which such public announcement of the date of the Annual Meeting was made; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing Directors, not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the Special Meeting was made. Notwithstanding any other provision of these By-laws, the questionnaires described in Section 1(b)(ii) above and any additional information requested by the Company pursuant to Section 1(b) above shall be considered timely if provided to the Company promptly upon request by the Company, but in any event within five business days after such request (or by the day prior to the day of the Annual Meeting, if earlier, in the case of any additional information). All completed questionnaires and additional information timely provided pursuant to Section 1(b) above shall be deemed part of the Stockholder’s notice submitted pursuant to this Section 1.

In no event shall an adjournment or recess of an Annual or Special Meeting, or the postponement of an Annual Meeting for which notice of the meeting has already been given to Stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. “Close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day. “Public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or a comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

(d) To be in proper written form under this Section 1, a Stockholder’s notice to the Secretary must set forth (i) as to each person whom the Stockholder proposes to nominate for election as a Director (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, (D) any other information relating to the person that would be required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act, and (E) the information required to be submitted by nominees pursuant to Section 1(b) of this Article III; (ii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and record address of such Stockholder (as they appear on the Company’s books), and the name and address of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company which are owned of record by such Stockholder and such beneficial owner as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company owned of record by the Stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that such Stockholder (or a qualified representative of the Stockholder) intends to appear at the meeting to nominate the persons named in its notice; (iii) as to the Stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such Stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”) (A) the class or series and number of shares of capital stock of the Company that are beneficially owned by such Stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the Stockholder will notify the Company in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Company beneficially owned by such Stockholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of any agreement, arrangement, or understanding with respect to the nomination between or among such Stockholder, beneficial owner, or control person and any other person or persons (including their names), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Stockholder or beneficial owner) and a representation that the Stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder, beneficial owner, or control person, the effect or intent of which is to mitigate loss to, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or maintain, increase, or decrease the voting power of the Stockholder, beneficial owner, or control person with respect to shares of stock of the Company, and a representation that the Stockholder will notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting, and (D) a representation as to whether the Stockholder or the beneficial owner, if any, intends or is part of a group that intends to solicit proxies from Stockholders in support of such nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in the solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act). Such notice must be accompanied by a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Director Resignation Policy set forth in the Company’s Corporate Governance Guidelines. For purposes of clause (d)(iii)(A) of this Section 1, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement, or understanding (whether or not in writing) (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (ii) the right to vote such shares, alone or in concert with others; and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(e) Except as otherwise provided by law or these By-laws, and notwithstanding any other provision of these By-laws, each of the Chairman of the Board, the Board of Directors (including any authorized committee of the Board of Directors) or the chairman of the meeting shall have the power to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws (including whether a Stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such Stockholder’s representation as required by clause (d)(iii)(D) of this Section 1). If any proposed nomination was not made in accordance with these procedures, then except as otherwise required by law, the chairman of the meeting shall have the power to declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1, unless otherwise required by law, if the Stockholder does not provide the information required under clauses (b), (d)(ii)(B) and (d)(iii)(A)-(C) of this Section 1 to the Company within the time frames specified herein or if the Stockholder does not appear in person or through a qualified representative at the meeting to present the nomination, the chairman of the meeting shall declare to the meeting that the nomination was defective and such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company. Nothing in this Section 1 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation. To be considered a qualified representative of a Stockholder, a person must be a duly authorized officer, manager, or partner of such Stockholder or authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the making of such nomination at such meeting by such Stockholder stating that such person is authorized to act for such Stockholder as proxy at the Annual Meeting of Stockholders.

Section 2. Vacancies and Newly Created Directorships. Subject to the provisions of the Certificate of Incorporation, vacancies resulting from newly created directorships may be filled by a majority of the Directors then in office, and any other vacancy may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3. Proxy Access for Director Nominations.

(a) Subject to the terms and conditions of these By-laws, in connection with an Annual Meeting of Stockholders at which Directors are to be elected (following the 2017 Annual Meeting of Stockholders), the Company shall include in its proxy statement and on its form of proxy the names of, and shall include in its proxy statement the Additional Information (as defined below) relating to, a number of nominees specified pursuant to Section 3(b) for election to the Board of Directors submitted pursuant to this Section 3 (each, a “Stockholder Nominee”), if:

(i) the Stockholder Nominee satisfies the eligibility requirements in this Section 3,

(ii) the Stockholder Nominee is identified in a timely and proper notice (the “Stockholder Notice”) that satisfies this Section 3 and is delivered in accordance with this Section 3 by a Stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),

(iii) the Eligible Stockholder satisfies the requirements in this Section 3 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Company’s proxy materials, and

(iv) the additional requirements of these By-laws are met.

(b) The maximum number of Stockholder Nominees appearing in the Company’s proxy materials with respect to an Annual Meeting of Stockholders (the “Authorized Number”) shall not exceed the greater of (i) two or (ii) 20% of the number of Directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 3 with respect to the Annual Meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%; provided that the Authorized Number shall be reduced (i) by any Stockholder Nominee whose name was submitted for inclusion in the Company’s proxy materials pursuant to this Section 3 but whom the Board of Directors decides to nominate as a Board nominee, (ii) by any Directors in office or Director nominees that in either case shall be included in the Company’s proxy materials with respect to the Annual Meeting as an unopposed (by the Company) nominee pursuant to an agreement, arrangement or other understanding between the Company and a Stockholder or group of Stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the Stockholder or group of Stockholders, from the Company), and (iii) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two Annual Meetings and who are nominated for election at the Annual Meeting by the Board of Directors as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of Directors in office as so reduced. Notwithstanding the foregoing, any Directors that have been elected by the holders of any Preferred Stock as described in Section 1(a) of this Article III shall not be included in calculating the Authorized Number.

(c) To qualify as an “Eligible Stockholder,” a Stockholder or a group as described in this Section 3 must:

(i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of Common Stock) that represents at least three percent (3%) of the outstanding shares of Common Stock as of the date of the Stockholder Notice (the “Required Shares”), and

(ii) thereafter continue to Own the Required Shares through such Annual Meeting of Stockholders.

For purposes of satisfying the ownership requirements of this Section 3(c), a group of not more than 20 Stockholders and/or beneficial owners may aggregate the number of shares of Common Stock that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 3 are satisfied by and as to each Stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no Stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 3. A group of any two or more funds shall be treated as only one Stockholder or beneficial owner for this purpose if they are (A) under common management and funded primarily by the same employer or (B) part of a “family of investment companies” or a “group of investment companies,” (each as defined in the Investment Company Act of 1940, as amended). For purposes of this Section 3, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(d) For purposes of this Section 3:

(i) A Stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares of Common Stock as to which such person possesses both (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by such person for any purposes or purchased by such person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s full right to vote or direct the voting of such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a Stockholder or beneficial owner, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates.

(ii) A Stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as such person retains both (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in such shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii) A Stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which such person has loaned the shares if such person has the power to recall the loaned shares on not more than five business days’ notice and (A) such person recalls the loaned shares within five business days of being notified that such person’s Stockholder Nominee shall be included in the Company’s proxy materials for the relevant Annual Meeting, and (B) such person holds the recalled shares through the Annual Meeting.

(e) For purposes of this Section 3, the “Additional Information” referred to in Section 3(a) that the Company will include in its proxy statement is:

(i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of each of the Eligible Stockholder’s Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Company’s proxy statement for the Annual Meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 3, the Company may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3 shall limit the Company’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(f) The Stockholder Notice shall set forth all information, representations and agreements required under Section 1(d) of this Article III (and for such purposes, references in Section 1(d) of this Article III to “Stockholder” shall be deemed to refer to “Eligible Stockholder” and in the case of a group, each Stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), including the information required with respect to (i) any nominee for election as a Director, (ii) any Stockholder giving notice of an intent to nominate a candidate for election, and (iii) any Stockholder, beneficial owner or control person (as defined in Section 1(d)) on whose behalf the nomination is made under this Section 3. In addition, such Stockholder Notice shall include:

(i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,

(ii) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each Stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of Common Stock the Eligible Stockholder Owns and has Owned (as defined in Section 3(d) of this Article III) continuously for at least three years as of the date of the Stockholder Notice, and (B) agreeing to continue to Own such shares through the Annual Meeting,

(iii) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each Stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Company, setting forth the following additional agreements, representations, and warranties:

(A) it shall provide (1) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 3, (2) within five business days after the record date for the Annual Meeting both the information required under Section 1(d)(ii) of this Article III and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the Company if the Eligible Stockholder ceases to own any of the Required Shares prior to the Annual Meeting,

(B) it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Company, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board of Directors at the Annual Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 3, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in, a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Director at the Annual Meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors, and (4) shall not distribute to any Stockholder any form of proxy for the Annual Meeting other than the form distributed by the Company, and

(C) it will (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Stockholders of the Company or out of the information that the Eligible Stockholder provided to the Company in connection with the Annual Meeting, (2) indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 3, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the Annual Meeting, (4) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Company’s Annual Meeting of Stockholders, one or more of the Company’s Directors or Director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (5) at the request of the Company, promptly, but in any event within five business days after such request (or by the day prior to the day of the Annual Meeting, if earlier), provide to the Company such additional information as reasonably requested by the Company, and

(iv) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Company demonstrating that the number of Stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one Stockholder or beneficial owner within the meaning of Section 3(c).

All information provided pursuant to this Section 3(f) shall be deemed part of the Stockholder Notice for purposes of this Section 3.

(g) To be timely under this Section 3, the Stockholder Notice must be delivered or mailed to the Secretary of the Company and received at the principal executive offices of the Company no later than the close of business (as defined in Section 1(c) of this Article III) on the 120th calendar day nor earlier than the close of business on the 150th calendar day prior to the first anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first released to Stockholders in connection with the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event the Annual Meeting is called for a date that is not within 30 calendar days before or after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th calendar day following the day on which such public announcement (as defined in Section 1(c) of this Article III) of the date of the Annual Meeting was made. In no event shall an adjournment or recess of an Annual Meeting, or the postponement of an Annual Meeting for which notice of the meeting has already been given to Stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(h) The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements required pursuant to Section 1(b)(i) of this Article III, including consent to serving as a Director if elected and to being named in the Company’s proxy statement and form of proxy as a nominee. The Stockholder Nominee must submit all completed and signed questionnaires required of the Company’s Directors pursuant to Section 1(b)(ii) of this Article III, and provide to the Company such other information as it may reasonably request. The questionnaires and any additional information requested by the Company shall be provided to the Company promptly upon request, but in any event within five business days after such request (or, in the case of other information, by the day prior to the day of the Annual Meeting, if earlier). The Company may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 3.

(i) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Company or its Stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Company’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 3.

(j) Notwithstanding anything to the contrary contained in this Section 3, the Company may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Company, if:

(i) the Eligible Stockholder (and in the case of a group, any Stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 3, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 3 was not, when provided, true, correct and complete, or the Eligible Stockholder (and in the case of a group, any Stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these By-laws, including, but not limited to, its obligations under this Section 3,

(ii) the Stockholder Nominee (A) is not independent under any applicable listing standards, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Company’s Directors, (B) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Company are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (C) is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (D) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (E) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(iii) the Company has received a notice (whether or not subsequently withdrawn) that a Stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for Stockholder nominees for Director under Section 1 of this Article III,

(iv) the election of the Stockholder Nominee to the Board of Directors would cause the Company to violate the Certificate of Incorporation, these By-laws, or any applicable law, rule, regulation or listing standard, or

(v) if the Eligible Stockholder at any time fails to continuously Own the Required Shares from the date of the Stockholder Notice through the Annual Meeting of Stockholders.

(k) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 3 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Company’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Company. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3 exceeds the Authorized Number, the Stockholder Nominees to be included in the Company’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 3 shall be selected from each Eligible Stockholder for inclusion in the Company’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Company each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Company and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 3 has been selected from each Eligible

Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 3 thereafter is nominated by the Board of Directors, thereafter is not included in the Company’s proxy materials or thereafter is not submitted for Director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 3), no other nominee or nominees shall be included in the Company’s proxy materials or otherwise submitted for election as a Director at the applicable Annual Meeting in substitution for such Stockholder Nominee.

(l) Any Stockholder Nominee who is included in the Company’s proxy materials for a particular Annual Meeting of Stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the Annual Meeting for any reason, including for the failure to comply with any provision of these By-laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 20% of the shares present in person or represented by proxy and entitled to vote in the election of Directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 3 for the next two Annual Meetings.

(m) Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the Stockholder delivering the Stockholder Notice (or a qualified representative of the Stockholder) does not appear at the Annual Meeting of Stockholders of the Company to present the Stockholder Nominee or Stockholder Nominees, the chairman of the meeting shall declare to the meeting that the nomination was (or nominations were) defective and such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Company. Without limiting the Board’s power and authority to interpret any other provisions of these By-laws, the Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 3 and to make any and all determinations necessary or advisable to apply this Section 3 to any persons, facts or circumstances, in each case acting in good faith. This Section 3 shall be the exclusive method for Stockholders to include nominees for Director election in the Company’s proxy materials.

Section 4. Resignations and Removal. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, or the Secretary of the Company. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation, and unless otherwise restricted by law, any Director, or the entire Board of Directors, may be removed, with or without cause, by an affirmative vote of a majority of the voting power of all shares of outstanding stock of the Company entitled to vote thereon.

Section 5. Duties and Powers. The business of the Company shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the Stockholders.

Section 6. Meetings. The Board of Directors of the Company may hold meetings, both regular and special, within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place, if any, as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, or by the Chief Executive Officer, or by a majority of the Directors then in office. Notice of each special meeting stating the place, date and hour of the meeting shall be given to each Director either by mail not less than 48 hours before the date of the meeting, by telephone or electronic transmission or delivered personally on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, a majority of the total number of Directors then in office shall constitute a quorum for the transaction of business; provided, however, that it is not less than one-third of the total number of Directors then authorized, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the chairman of the meeting or a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Actions of the Board. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any person (whether or not then a Director) may provide, whether through instruction to an agent or otherwise, that a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 calendar days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a Director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors and of the Stockholders and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another Director chosen by the Board of Directors or the Chairman of the Board shall preside.

Section 11. Committees. The Company has elected to be governed by Section 141(c)(2) of the DGCL. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters (i) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by Delaware law to be submitted to Stockholders for approval; or (ii) adopting, amending, or repealing any By-law of the Company. Each committee shall keep regular minutes and report to the Board of Directors when requested or required by the Board of Directors. A majority of the Directors then serving on a committee of the Board of Directors shall constitute a quorum for the transaction of business by the committee, unless the Certificate of Incorporation, these By-laws, or a resolution of the Board of Directors requires a greater or lesser number; provided that in no case shall a quorum be less than one-third of the Directors then serving on the committee. The vote of the majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee, unless the Certificate of Incorporation, these By-laws, or a resolution of the Board of Directors requires a greater number. No committee of the Board of Directors shall have the power or authority to create a subcommittee.

Section 12. Compensation. The Directors may be paid such compensation for serving on the Board of Directors, and such expenses, as may be fixed from time to time by resolution of the Board. Members of special or standing committees may also be paid such compensation for committee service as the Board may establish from time to time.

Section 13. Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these By-laws for the conduct of its meetings and management of the affairs of the Company as the Board of Directors shall deem proper.

ARTICLE IV

OFFICERS

Section 1. General. The officers shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary, and a Treasurer and, at the discretion of the Board of Directors, may include one or more Vice Presidents and such other officers as the Board of Directors may from time to time deem necessary or appropriate. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers need not be Stockholders.

Section 2. Election. The Board of Directors shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers shall hold office until their successors are chosen and qualified, or until their death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Company, without prejudice to the rights, if any, of the Company under any contract to which such officer is a party. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents, and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, any Vice President, the Treasurer, or the Secretary, and any such officer may in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Company may own securities and at any such meeting shall possess ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer. Subject to the directions of the Board of Directors or any duly authorized committee of Directors, the Chief Executive Officer shall direct the policy of the Company and shall have general direction of the Company’s business, affairs and property and over its several officers, in addition to any other duties set forth in these By-laws. The Chief Executive Officer shall report directly to the Board of Directors.

Section 5. President. The President shall be the chief operating officer of the Company (unless a chief operating officer is appointed), with general responsibility for the management and control of the operations of the Company. The President shall, when requested, counsel with and advise the other officers of the Company, and shall have such powers and perform such other duties as may from time to time be prescribed by the Board of Directors, or by any duly authorized committee of Directors, or by the Chief Executive Officer.

Section 6. Vice Presidents. Each Vice President shall have such powers and perform such duties as may from time to time be prescribed by the Board of Directors, or by any duly authorized committee of Directors, or by the Chief Executive Officer, or by the President. The Board of Directors may elect or designate one or more of the Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, or with such other title as the Board may deem appropriate.

Section 7. Secretary. The Secretary shall attend or cause to be attended all meetings of the Board of Directors and all meetings of Stockholders and record or cause to be recorded all of the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform, or cause to be performed, like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by any duly authorized committee of Directors, or by the Chief Executive Officer, or by the President. If the Secretary shall be unable or shall refuse to cause notice to be given of all meetings of the Stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by such officers a signature. The Secretary shall see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 8. Treasurer. The Treasurer shall supervise and be responsible for (a) corporate funds and securities; (b) the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Company; (c) the deposit of all moneys and other valuable effects in the name and to the credit of the Company in depositories of the Company; (d) the disbursement of funds of the Company; and (e) the taking of proper vouchers for such disbursements. The Treasurer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer and of the financial condition of the Company, and shall have such powers and perform such other duties as may from time to time be prescribed by the Board of Directors, or by any duly authorized committee of Directors, or by the Chief Executive Officer, or by the President.

Section 9. Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or by any duly authorized committee of Directors, or by the Chief Executive Officer, the President, any Vice President or the Secretary, and in the absence of the Secretary or in the event of the disability or refusal of the Secretary to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of Directors, or by the Chief Executive Officer, the President, any Vice President, or the Treasurer, and in the absence of the Treasurer, or in the event of the disability or refusal to act of the Treasurer, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.

Section 12. Signature Authority. Each of the Chief Executive Officer, the President and any Vice President may sign any documents, of whatever nature, in the name of the Company, except in instances where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed. The Treasurer and Secretary and any other officer appointed from time to time by the Board of Directors may sign such documents, in the name of the Company, that pertain or relate to such person’s duties or business functions, except in instances where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws to some other officer or agent of the Company, or shall be required by law otherwise to be signed or executed.

ARTICLE V

STOCK

Section 1. Form of Certificates; Uncertificated Shares. Shares of stock in the Company may be represented by certificates or may be issued in uncertificated form in accordance with Delaware law. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate unless and until the certificate is surrendered to the Company. Every holder of stock in the Company represented by certificates shall be entitled to have a certificate signed in the name of the Company by any two authorized officers of the Company, including without limitation, the Chief Executive Officer, the President, a Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary of the Company, certifying the number of shares represented.

Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer or entity were an officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Company a bond (or other adequate security) in such sum as it may direct as indemnity against any claim that may be made against the Company (including any expense or liability) and its transfer agents and registrars with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 4. Transfers. Stock of the Company shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Company only upon authorization by the Stockholder of record or by such person’s attorney lawfully constituted in writing and filed with the Secretary of the Company, or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon the surrender of the certificate therefor, which shall be canceled before a new certificate or uncertificated shares shall be issued; provided, however, that the Company shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 5. Record Date. In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or entitled to express consent to corporate action in writing without a meeting, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which (a) in order to determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or adjournment thereof, shall not be more than 60 calendar days nor less than 10 calendar days before the date of such meeting; (b) in order to determine the Stockholders entitled to express consent to corporate action in writing without a meeting, shall not precede nor be more than 10 calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; or (c) shall not be more than 60 calendar days prior to any other action for which a record date is required. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Any Stockholder of record seeking to have Stockholders express consent to corporate action in writing without a meeting shall, by written notice to the Secretary of the Company, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within 10 calendar days after the date upon which such request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 5). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5 or otherwise within 10 calendar days after the date upon which such request is received, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date after the expiration of such 10 day time period following the date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the Company. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any Director, member of a committee or Stockholder, such notice may be given personally, by mail, or by electronic transmission to the extent permitted by Section 232 of the DGCL. If mailed, such notice shall be addressed to such Director, member of a committee or Stockholder, at such address as appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary, any Assistant Secretary or any transfer agent or other agent of the Company, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all Stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any Director, member of a committee, or Stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these By-laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 4. By-laws Subject to Law and Certificate of Incorporation of the Company. Each provision of these By-laws is subject to any contrary provision of the Certificate of Incorporation of the Company or of an applicable law as from time to time in effect, and to the extent any such provision is inconsistent therewith, such provision shall be superseded thereby for as long as such inconsistency shall exist, but for all other purposes these By-laws shall continue in full force and effect.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification.

(a) Each person (hereinafter referred to as an “indemnitee”) who was or is made a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative or legislative hearing, or any other actual, threatened, or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, investigative, or other nature (hereinafter a “proceeding”), by reason of the fact that he or she (i) is or was a Director or an officer of the Company, or while a Director or officer of the Company, is or was serving at the request of the Company (A) as a director or officer (including elected or appointed positions that are equivalent to director or officer) of another corporation, partnership, joint venture, trust, or other enterprise (each hereinafter referred to as an “other enterprise”), or (B) where the other enterprise is an employee benefit plan in which the Company or any of its subsidiaries or affiliates participates or is a participating company (hereinafter, an “employee benefit plan”), as a fiduciary or other representative of, or in any other capacity for, an employee benefit plan; or (ii) is or was an employee (other than an officer) of the Company who, while an employee of the Company, is or was serving at the request of the Company (A) as a director or officer (including elected or appointed positions that are equivalent to director or officer) of an other enterprise, or (B) where the other enterprise is an employee benefit plan, as a fiduciary or other representative of, or in any other capacity for, an employee benefit plan, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, all on the terms and conditions set forth in these By-laws. Notwithstanding the foregoing (i) except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights under this Article VIII, the Company shall indemnify or advance expenses to any such indemnitee in connection with a proceeding (or part thereof) voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by such indemnitee or by the Company in a proceeding initiated by such indemnitee) only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Company, or the Board of Directors otherwise determines that indemnification or advancement is appropriate; and (ii) except as otherwise required by the DGCL, the Company shall indemnify or advance expenses to indemnitee with respect to any proceeding brought by or on behalf of the Company or an other enterprise against indemnitee only if such proceeding is authorized or ratified by the Board of Directors of the Company. For purposes of this Article VIII, any Director, officer, or employee of the Company providing service to an employee benefit plan in which the Company or any of its subsidiaries or affiliates participates or is a participating company shall be deemed to be doing so at the request of the Company.

(b) To receive indemnification under this Section 1, following a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”), an indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. Upon receipt by the Secretary of the Company of such a written request, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (except with respect to clause (v) of this Section 1(b)) (i) the Board of Directors by a majority vote of the Directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such Directors designated by a majority vote of such Directors, whether or not such majority constitutes a quorum; (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee; (iv) the Stockholders of the Company; or (v) in the event that a change of control (as defined below) has occurred, at the election of the indemnitee, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of the Company of a written request for indemnification. A “change of control” shall be deemed to have occurred if, during any period of two consecutive years, the individuals who, at the beginning of such period, constituted the Board of Directors (the “incumbent board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a Director subsequent to the beginning of such two-year period whose election, or nomination for election, by the Stockholders of the Company, was approved by a vote of at least a majority of the Directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

Section 2. Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 1 of this Article VIII, each Director and each Section 16 officer of the Company, as determined by the Chief Executive Officer of the Company in accordance with Rule 16a-1(f) of the Exchange Act (hereinafter referred to as a “Section 16 officer”) shall, to the fullest extent permitted by law, also have the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or any such officer of the Company (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final adjudication that such indemnitee is not entitled to be indemnified for such expenses under this Section 2(a) of this Article VIII or otherwise. Advancement of expenses shall be made without regard to the indemnitee’s ultimate entitlement to indemnification under the provisions of this Article VIII or otherwise.

(b) In addition to the right to indemnification conferred in Section 1 of this Article VIII and except for the Section 16 officers covered under Section 2(a) above, any other indemnitee entitled to indemnification in Section 1 shall, to the fullest extent permitted by law, also have the right to be paid by the Company an advancement of expenses, provided, however, that (i) an advancement of expenses incurred by an indemnitee in his or her capacity as an officer of the Company, or as a director or officer of an other enterprise (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), shall be made only upon delivery of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final adjudication that such indemnitee is not entitled to be indemnified for such expenses under this Section 2(b) or otherwise; and (ii) unless otherwise available pursuant to Section 4 of this Article VIII, the Company shall not advance or continue to advance expenses to any indemnitee covered under this Section 2(b) in any proceeding if a determination is reasonably and promptly made by the following person or persons who shall be empowered to make such determination, as selected by the Board of Directors (x) by the Board of Directors by a majority vote of Directors who are not party to the proceeding with respect to which an advancement of expenses is sought, even though less than a quorum; (y) by a majority vote of a committee of such Directors designated by a majority vote of such Directors; or (z) if there are no such Directors or such Directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such indemnitee acted in bad faith or in a manner that such indemnitee did not believe to be in or not opposed to the best interests of the Company or the other enterprise the indemnitee is serving. In no event shall any advance be made in instances where the Board of Directors, a committee, or independent legal counsel reasonably determines that such indemnitee deliberately breached such indemnitee’s duty to the Company or its Stockholders or the other enterprise the indemnitee is serving.

(c) To receive an advancement of expenses under this Section 2, an indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 2(a) or 2(b), as applicable. Each such advancement of expenses shall be made within 20 calendar days after the receipt by the Secretary of the Company of a written request for advancement of expenses.

Section 3. Right of Indemnitee to Bring Suit. If a request under Section 1 or 2 of this Article VIII is not paid in full by the Company within 60 calendar days after a written request has been received by the Secretary of the Company, except in the case of a request for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the request. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that; and (b) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the

DGCL. Neither the failure of the Company (including its Directors who are not parties to such proceeding, a committee of such Directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Directors who are not parties to such proceeding, a committee of such Directors, independent legal counsel, or its Stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of Stockholders or Directors, provisions of a certificate of incorporation, or by-laws, or otherwise.

Section 5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of the Company or an other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Section 6. Indemnification of Employees and Agents of the Company. Except for those indemnitees entitled to indemnification under Section 1 of this Article VIII, the Company may, to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company or an other enterprise to the extent and in the manner permitted by law.

Section 7. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 8. Settlement of Claims. The Company shall not be liable to indemnify any indemnitee under this Article VIII for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld.

Section 9. Subrogation. In the event of payment under this Article VIII, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any paragraph of this Article VIII containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the indemnitee to the fullest extent set forth in this Article VIII.

Section 11. Procedures for Submission of Claims. The Board of Directors may establish reasonable procedures, in addition to the procedures set forth in this Article VIII, for the submission of claims for indemnification pursuant to this Article VIII, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE IX

AMENDMENTS

Section 1. Amendments of By-laws. These By-laws may be altered, amended, supplemented, or repealed and new By-laws may be adopted by an affirmative vote of the holders of 75 percent of the voting power of all shares of outstanding stock of the Company entitled to vote at any duly constituted Annual or Special Meeting of Stockholders, or, except as otherwise expressly provided in a By-law made by the Stockholders, by the Board of Directors.

ARTICLE X

FORUM FOR ADJUDICATION OF DISPUTES

Section 1. Forum. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any Stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring (a) any derivative action or proceeding purportedly brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer, or employee of the Company to the Company or the Company’s Stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or By-laws, (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Section 2. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 1 of Article X of these By-laws is filed in a court other than a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) (a “Foreign Action”) in the name of any Stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such Stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 1 of Article X of these By-laws, and (b) having service of process made upon such Stockholder in any such action by service upon such Stockholder’s counsel in the Foreign Action as agent for such Stockholder.

Section 3. Enforceability. If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.